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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported)   November 27, 1996
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                      Southpoint Structured Assets, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                 (State or Other Jurisdiction of Incorporation)


       333-09883                                        51-6503749
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(Commission File Number)                   (I.R.S. Employer Identification No.)


50 North Front Street, Memphis, Tennessee                38103
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 (Address of Principal Executive Offices)              (Zip Code)


                                (901) 524-4100
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         Pursuant to an underwriting agreement, dated as of November 21, 1996 (the "Underwriting Agreement"), between the Registrant and Morgan Keegan & Company, Inc. (the "Underwriter"), the Registrant has sold to the Underwriter $10,000,000 in aggregate principal amount of Treasury Security-Backed Certificates, Series 1996-1, consisting of $5,000,000 in aggregate principal amount of 6.25% Class A Certificates due August 15, 2002 and $5,000,000 in aggregate principal amount of 6.80% Class B Certificates due May 15, 2006 (collectively, the "Certificates") issued pursuant to a Standard Terms for Trust Agreements, dated as of November 1, 1996 as supplemented by the Series Supplement, dated as of November 27, 1996 (the "Trust Agreement"), between the Registrant and Bank One, West Virginia, N.A., as trustee (the "Trustee"). The Class A Certificates will be issued by the Treasury Security-Backed Trust, Series 1996-1, Class A (the "Class A Trust") and the Class B Certificates will be issued by the Treasury Security-Backed Trust, Series 1996-1, Class B (the "Class B Trust") both to be formed pursuant to the Trust Agreement.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

EXHIBIT
  NO.    DOCUMENT DESCRIPTION

  1.1    Underwriting Agreement

  4.1 Standard Terms for Trust Agreements, dated as of November 1, 1996, as supplemented by a Series Supplement, dated as of November 27, 1996, between the Registrant and Bank One, West Virginia, as trustee.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SOUTHPOINT STRUCTURED ASSETS, INC.



Dated:  December 3, 1996               By: /s/ C. David Ramsey
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                                          C. David Ramsey
                                          President